As filed with the Securities and Exchange Commission on June 30, 2016

Registration No. 333-203998

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVENUE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	6022	20-5556885
State or other jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

111 10th Avenue South, Suite 400

Nashville, TN 37203

(615) 736-6940

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald L. Samuels

Chief Executive Officer

Avenue Financial Holdings, Inc.

111 10th Avenue South, Suite 400

Nashville, TN 37203

(615) 736-6940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John W. Titus

Bradley Arant Boult Cummings LLP

1600 Division Street, Suite 700

Nashville, TN 37203

(615) 252-2341

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

Avenue Financial Holdings, Inc. (the “Company”) previously registered for resale, under a Registration Statement on Form S-1, as amended (Registration No. 333-203998) (the “Registration Statement”), $20,000,000 aggregate principal amount of its Fixed/Floating Rate Subordinated Notes due 2024 (the “Securities”) to be offered by the selling securityholders named in the Registration Statement. In accordance with an undertaking made by the Company in Item 17 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on the 30th day of June, 2016.

AVENUE FINANCIAL HOLDINGS, INC.

By:	/s/ Ronald L. Samuels
Ronald L. Samuels
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald L. Samuels Ronald L. Samuels	Chairman and Chief Executive Officer (Principal Executive Officer)	June 30, 2016

* Barbara Zipperian	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2016

/s/ G. Kent Cleaver G. Kent Cleaver	President, Director and Chief Operating Officer	June 30, 2016

* Marty Dickens	Director	June 30, 2016

* David G. Anderson	Director	June 30, 2016

* Agenia Clark	Director	June 30, 2016

* Joseph C. Galante	Director	June 30, 2016

* Steve Moore	Director	June 30, 2016

* David Ingram	Director	June 30, 2016

* Ken Robold	Director	June 30, 2016

* Patrick G. Emery	Director	June 30, 2016

* Karen Saul	Director	June 30, 2016

* James F. Deutsch	Director	June 30, 2016

Nancy Falls	Director

*	Pursuant to the power of attorney previously included in the Registrant’s Registration Statement on Form S-1 filed on May 8, 2015.

by	/s/ G. Kent Cleaver
G. Kent Cleaver
Attorney-in-Fact

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